Exhibit 10(h)(1)

AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment (the “Amendment”) is made as of December 9, 2004 (“Amendment Date”), by and between Playtex Products, Inc., a Delaware corporation (the “Company”), and Kris J. Kelley (the “Executive”).

          WHEREAS, the Company and the Executive have previously entered into an Employment Agreement effective as of October 2, 2004 (the “Employment Agreement”); and

          WHEREAS, the Company and the Executive desire to modify and amend the Employment Agreement and certain provisions thereof; and

          WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized and approved this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 4(f) of the Employment Agreement is hereby amended to add the following new sentence at the end thereof:

As of December 9, 2004, the Company hereby grants to the Executive “non qualified” stock options to purchase 40,000 shares of Common Stock, with the terms of such options governed by (i) the Playtex Products, Inc. 2003 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (as it may be amended), and (ii) the Non Qualified Stock Option Agreement annexed hereto as Exhibit A.

2. Section 4(g) of the Employment Agreement is hereby amended to add the following new sentences at the end thereof:

The Company hereby promises, immediately following and contingent upon the approval of the Stock Plan by the Company’s shareholders at the Company next annual shareholders meeting, to sell to the Executive 30,000 shares of Common Stock, at a per share purchase price equal to $0.01, which is the par value of one share of Common Stock (the “Supplemental Restricted Stock”) pursuant to the terms of the Stock Plan. The Supplemental Restricted Stock shall be subject to (i) the transfer and forfeiture restrictions set forth in (A) the Stock Plan and (B) a restricted stock agreement, to be entered into by and between the Executive and the Company, which agreement shall be in substantially the same form as the restricted stock agreement entered into by and between the Executive and the Company effective as of October 2, 2004, and (ii)

shareholder approval of the Stock Plan in a manner intended to qualify awards under the Stock Plan as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

3. Section 4(h) of the Employment Agreement is hereby amended to increase the number of shares referred to therein as the “Change in Control Stock Award” from 100,000 to 130,000 shares of unrestricted Common Stock at a per share purchase price no greater than $.01, which is the par value of one share of Common Stock.

4. Except as modified or amended herein, the Employment Agreement remains in full force and effect. Nothing contained herein invalidates or shall impair or release any covenant, condition or stipulation in the Employment Agreement, and the same, except as herein modified and amended, shall continue in full force and effect.

5. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. The parties specifically agree that facsimile signatures are acceptable and permitted and shall be considered original and authentic. Each party executing this Amendment represents that such party has the full authority and legal power to do so.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which is effective as of the date first above written.

[Signature page follows]

PLAYTEX PRODUCTS, INC.		EXECUTIVE

By:	/s/ Neil P. DeFeo	By:	/s/ Kris J. Kelley

	(Signature)		(Signature)

Name:	Neil P. DeFeo Chief Executive Officer	Name:	Kris J. Kelley